EXHIBIT 23.01

                                SCANA CORPORATION




INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-49333 on Form S-8, Registration Statements No. 333-18973, 333-37398 and 333-87281 on Forms S-8 and Registration Statements No. 333-86803, 333-49960 and 333-68266 on Forms S-3 of our report dated February 8, 2002 (March 1, 2002 as to Note 16) appearing in this Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 2001.





s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
March 27,  2002